UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2019

SKECHERS U.S.A., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California	90266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 318-3100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SKX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Skechers U.S.A., Inc. (the “Company”), the Company entered into an employment agreement with its president, Michael Greenberg, on August 7, 2015 that was amended on December 5, 2017, which provided for a term expiring on December 31, 2021. The Company entered into an employment agreement with its chief operating officer, David Weinberg, on April 2, 2018, which provided for a term also expiring on December 31, 2021.

On May 23, 2019, the Company entered into new employment agreements with Messrs. Greenberg and Weinberg that replaced the pre-existing employment agreements effective as of January 1, 2019 (the “Greenberg Agreement” and the “Weinberg Agreement”, respectively, and collectively, the “Agreements”). The initial term of the Agreements is four years, terminating on December 31, 2022, subject to recurring automatic one-year renewal terms as provided in the Agreements.

The Greenberg Agreement provides for the following compensation:

•	an annual base salary of not less than $4.25 million;

•

an annual bonus of not less than 0.3% of the amount that the Company’s net sales for the current year exceeds its net sales for the prior year, with such bonus being calculated and paid on a quarterly basis; and

•

acknowledgement of the awards of (i) 90,000 shares of the Company’s Class A Common Stock that was granted on March 30, 2016, of which 45,000 shares vested on May 1, 2019 and 45,000 shares vest on May 1, 2020, (ii) 410,000 shares of Class A Common Stock that was granted on January 12, 2018, of which 80,000 shares vested on March 1, 2019, 80,000 shares vest on March 1, 2020, and 125,000 shares vest on each of March 1, 2021 and 2022, and (iii) 125,000 shares of Class A Common Stock that was granted on January 24, 2019 and vest on March 1, 2023, subject to the terms and conditions of the Company’s 2007 Incentive Award Plan and its 2017 Incentive Award Plan, as the case may be, and the applicable restricted stock agreements previously entered into between Mr. Greenberg and the Company (the “Greenberg RSAs”).

The Weinberg Agreement provides for the following compensation:

•	an annual base salary of not less than $3.1 million;

•

an annual bonus of not less than 0.2% of the amount that the Company’s net sales for the current year exceeds its net sales for the prior year, with such bonus being calculated and paid on a quarterly basis; and

•

acknowledgement of the awards of (i) 75,000 shares of the Company’s Class A Common Stock that was granted on March 30, 2016, of which 37,500 shares vested on May 1, 2019 and 37,500 shares vest on May 1, 2020, (ii) 327,000 shares of Class A Common Stock that was granted on January 12, 2018, of which 63,500 shares vested on March 1, 2019, 63,500 shares vest on March 1, 2020, and 100,000 shares vest on each of March 1, 2021 and 2022, and (iii) 100,000 shares of Class A Common Stock that was granted on January 24, 2019 and vest on March 1, 2023, subject to the terms and conditions of the Company’s 2007 Incentive Award Plan and its 2017 Incentive Award Plan, as the case may be, and the applicable restricted stock agreements previously entered into between Mr. Weinberg and the Company (the “Weinberg RSAs”).

Under the terms of the Agreements, in the event that Mr. Greenberg’s employment or Mr. Weinberg’s employment is terminated by the Company for “Cause” (as defined in the Agreements), or Mr. Greenberg or Mr. Weinberg terminates his employment without “Good Reason” (as defined in the Agreements), he shall be paid his then current salary earned through the “Date of Termination” (as defined in the Agreements).

Under the terms of the Agreements, in the event that Mr. Greenberg’s employment or Mr. Weinberg’s employment is terminated by the Company without Cause, or Mr. Greenberg or Mr. Weinberg terminates his employment for Good Reason, or Mr. Greenberg’s employment or Mr. Weinberg’s employment is terminated by the Company or its successor upon or within 120 days after a Change in Control (as defined in the Agreements), subject to a release of claims by Mr. Greenberg or Mr. Weinberg, as the case may be:

•	he shall be paid his then current salary for the remainder of the four-year term;

•

he shall be paid an annual bonus for each of the remaining years of the four-year term equal to the highest amount of the annual bonus that was earned in any year of the four-year term prior to his termination; and

•

the Company shall accelerate the vesting of all restricted shares of its stock held by Mr. Greenberg or Mr. Weinberg, subject to the terms of the 2007 Plan, the 2017 Plan, and the Greenberg RSAs or Weinberg RSAs, as applicable.

During the term of their employment, Messrs. Greenberg and Weinberg have agreed not to compete with the Company, and during the four-year term of the Agreements and for a period of one year thereafter, they have agreed not to solicit any of its employees.

The Greenberg Agreement and the Weinberg Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Skechers U.S.A., Inc. (the “Company”) held its Annual Meeting of Stockholders on May 23, 2019. At the Annual Meeting, 335,196,923 votes were present in person or by proxy, which represented 92.0% of the total outstanding eligible votes. The Company’s stockholders elected three directors to the Company’s Board of Directors at the Annual Meeting, and voted on one additional proposal at the Annual Meeting, as more fully described below.

Proposal No. 1 — Election of Directors

The stockholders elected three director nominees who were nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of stockholders to be held in 2022 and until their respective successors are duly elected and qualified or until their death, resignation or removal. The following sets forth the results of the voting with respect to each nominee:

Director Nominee	Votes For	Withheld
Michael Greenberg	282,288,377	52,908,546
David Weinberg	282,417,938	52,778,985
Jeffrey Greenberg	282,494,484	52,702,439

Proposal No. 2 — Stockholder Proposal Requesting Report from Board of Directors regarding Diversity on the Board

The stockholders voted against approval of this proposal requesting a report from the Company’s Board of Directors regarding diversity on the Board with respect to gender, race, ethnicity and sexual orientation. There were 245,293,030 votes, or 73.2% of the total number of votes cast, against this proposal, with 89,024,331 votes for it and 879,562 votes abstaining.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, executed May 23, 2019, effective as of January 1, 2019, between the Registrant and Michael Greenberg.

10.2	Employment Agreement, executed May 23, 2019, effective as of January 1, 2019, between the Registrant and David Weinberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

May 23, 2019	By:	/s/ John Vandemore
Name: John Vandemore
Title: Chief Financial Officer